COMPUDYNE CORPORATION
                                                     2530 RIVA ROAD, SUITE 201
                                                     ANNAPOLIS, MD 21401
                                                     (410) 224-4415




APRIL 10, 2006




Dear CompuDyne Stockholder:

The following pages contain the notice of CompuDyne's Annual Meeting of Stockholders, proxy and the proxy statement. Please be sure to complete, date, sign and return the enclosed proxy promptly to ensure that your shares will be voted.

Enclosed is CompuDyne's Annual Report for the year ended December 31, 2005. This report describes in detail CompuDyne's operations and results for the past year.

You are invited to attend CompuDyne's Annual Meeting to be held Wednesday May 24, 2006 at 9:30 a.m. in CompuDyne's office located at 2530 Riva Road, Suite 201 Annapolis, MD 21401.



                                                     Sincerely,




                                                     MARTIN A. ROENIGK
                                                     CHAIRMAN

                              COMPUDYNE CORPORATION
                            2530 RIVA ROAD, SUITE 201
                               ANNAPOLIS, MD 21401


-------------------------------------------------------------------------------
                  NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
-------------------------------------------------------------------------------



TIME ................    9:30 a.m. EST
                         Wednesday May 24, 2006

PLACE................    COMPUDYNE CORPORATION
                         2530 Riva Road, Suite 201
                         Annapolis, MD 21401


ITEMS OF BUSINESS ...1)  To elect two members of the Board of Directors to serve until the 2009 Annual Meeting of Stockholders, and until their respective successors are elected and qualified.

                     2) To transact any other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE..........    Holders of CompuDyne Corporation Common Stock of record
                         at the close of business on March 22, 2006 are entitled to vote at the meeting.


April 10, 2006



                              W.C. Rock, Secretary




--------------------------------------------------------------------------------


                                    IMPORTANT

To ensure your representation at the meeting, please date and execute the enclosed proxy in accordance with the instructions contained therein and return it immediately. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose.
--------------------------------------------------------------------------------

                              COMPUDYNE CORPORATION
                            2530 RIVA ROAD, SUITE 201
                            ANNAPOLIS, MARYLAND 21401

                                 PROXY STATEMENT
                       2006 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors furnishes this proxy statement to stockholders of CompuDyne Corporation, a Nevada corporation ("CompuDyne" or the "Corporation"), in connection with the solicitation of proxies for use at the 2006 Annual Meeting of Stockholders of the Corporation (the "Annual Meeting") to be held Wednesday May 24, 2006 at 9:30 a.m. at CompuDyne's office located at 2530 Riva Road, Suite 201, Annapolis, MD 21401. The approximate date on which this proxy statement and the enclosed proxy are being sent to stockholders is April 10, 2006.

                             SOLICITATION OF PROXIES

The expenses of the solicitation of the proxies for the meeting, including the cost of preparing, assembling and mailing the notice and proxy statement, proxy and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries in forwarding such documents to beneficial owners will be paid by the Corporation. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers or other employees of the Corporation.

The enclosed proxy is revocable any time before it is exercised. A proxy may be revoked by submitting a revoking instrument to the Corporation or a duly executed proxy bearing a later date with the Secretary of the Corporation. The powers of the proxy holders will be suspended if the person executing the proxy attends the meeting in person and so requests.

In the event that multiple stockholders share the same address, only one notice, proxy statement and annual report will be delivered to the address unless contrary instructions are received by the Corporation. Upon written request of any stockholder sent by mail to the Corporation at 2530 Riva Road, Suite 201, Annapolis, MD 21401 or verbally by telephone 410-224-4415, the Corporation will deliver one or more additional notices, proxy statements and annual reports up to the number of stockholders at such address or if multiple notices, proxy statements or annual reports are currently delivered, will reduce the number delivered.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has fixed the close of business on March 22, 2006 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 8,119,404 shares of Common Stock, par value $.75 per share ("Common Stock") of the Corporation outstanding. Each share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. The only outstanding voting securities of the Corporation are shares of Common Stock. There will be no cumulative voting for the election of directors.

The presence, in person or by proxy, of holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of conducting the meeting. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. If a quorum is not present at the Annual Meeting, the holders of Common Stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting to such time and place as they may determine. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Annual Meeting.

Assuming the presence of a quorum, directors will be elected by a plurality of the votes cast (Proposal No. 1). To act upon any other matter as may properly come before the meeting or any adjournment thereof, the number of votes cast in favor of the proposal or matter must exceed the number of votes cast in opposition to the proposal or matter.

Abstentions and broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will have no effect on the election of directors.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

DIRECTORS AND NOMINEES

Pursuant to the Bylaws of the Corporation, the Board of Directors shall be not less than three or more than eleven. The directors are divided into three classes, each class serving for a term of three years. To the extent practical, the stockholders elect one-third of the members of the Board of Directors annually. The Board of Directors has nominated and recommends that stockholders elect nominees Ronald J. Angelone and Wade B. Houk each to serve as director of the Corporation for a term of three years until the 2009 Annual Meeting of Stockholders and until his respective successor is elected and qualified. Mr. Angelone and Mr. Houk are currently members of the Board of Directors.

Unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of Ronald J. Angelone and Wade B. Houk. The nominees have consented to serve on the Board of Directors of the Corporation. There is no family relationship between Mr. Angelone and Mr. Houk and any director or executive officer of the Corporation.

 All directors, other than Messrs. Feidelberg and Roenigk, are considered independent directors.

Information with respect to each person nominated for election as a director and each other person who will continue as a director after the meeting follows.

REQUIRED VOTE AND RECOMMENDATION

A plurality of the votes cast at the Annual Meeting is required to elect each nominee. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Shares represented by proxies will be voted for the election of the nominee named above unless authority to do so is withheld. The nominee has consented to serve if elected to the Board of Directors. If any nominee should be unable to serve, shares represented by proxies may be voted for a substitute nominee recommended by the Board of Directors.


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES

AGE, PRINCIPAL OCCUPATION OR POSITION,                            YEAR FIRST
DIRECTORSHIPS OF OTHER PUBLICLY OWNED CORPORATIONS              ELECTED DIRECTOR


NOMINEES FOR TERM OF OFFICE TO EXPIRE IN 2009:

RONALD J. ANGELONE, 58 (2)                                             2003

Ron Angelone is the Vice President of Correctional Solutions, Inc., (a corrections consulting and business development firm) and has served in such capacity since September 2002. Previously Mr. Angelone served as the Director of the Virginia Department of Corrections, a position he held since 1994. He is also the former Director of the Nevada Department of Prisons and the Texas Department of Corrections, Southern Region.

WADE B. HOUK, 62     (1) (3)                                           2001

Wade B. Houk is the President of Houk Associates, LLC (a criminal justice consulting firm), and has held this position since 1999. Mr. Houk was the Assistant Director and Chief Financial Officer of the FBI from 1996 to 1999.

DIRECTORS CONTINUING FOR TERMS OF OFFICE EXPIRING IN 2007:

GEOFFREY F. FEIDELBERG, 50                                             2004

Geoffrey F. Feidelberg has served as the Chief Financial Officer and Treasurer of CompuDyne Corporation since July 2001. From 1999 until joining CompuDyne Corporation, Mr. Feidelberg was a private investor. Prior to 1999 Mr. Feidelberg was the Chief Operating Officer and the Chief Financial Officer of AquaPenn Spring Water Company, Inc., a New York Stock Exchange listed company.

JOHN H. GUTFREUND, 76                                                  2004

John H. Gutfreund is Senior Advisor and an Executive Committee member at C. E. Unterberg, Towbin and has served in such capacity since January 2002. He is also the President of Gutfreund & Co., Inc. (financial consulting), and has served in such capacity since 1993. He currently serves as a Director for AccuWeather, Inc., Evercel, Inc., GVI Security Solutions, Inc., LCA-Vision, Inc., Maxicare Health Plans, Inc., The Universal Bond Fund and Montefiore Medical Center at which he is also a member of the Executive Committee of the Board of Trustees and Finance and Real Estate Committees. Mr. Gutfreund is a Director and Chairman of the Board of Nutrition 21, Inc.

JOHN MICHAEL MCCONNELL, 62                                             2004

Mr. McConnell is a Senior Vice President of Booz Allen Hamilton, General Management and Technology Consulting and has served in such capacity since 1996.

MARTIN A. ROENIGK, 63                                                  1995

Martin Roenigk was elected Chairman of the Board of Directors, President and Chief Executive Officer of CompuDyne in August 1995. Mr. Roenigk is the Chairman of Fiber SenSys, LLC, Norment Security Group, Inc., Norshield Corporation, CompuDyne-Integrated Electronics Division, LLC, and CompuDyne-Public Safety & Justice, Inc., all of which are subsidiaries of the Corporation. Mr. Roenigk is the chairman of CorrLogic, LLC and Xanalys Corporation, subsidiaries of CompuDyne Public Safety & Justice, Inc. Mr. Roenigk is a partner in BPH Properties, LLC and Crescent Properties, LLC and an officer of Basin Park Hotel, Inc. and Crescent Hotel & Spa, Inc.


DIRECTORS CONTINUING FOR TERMS OF OFFICE EXPIRING IN 2008:

DAVID W. CLARK, JR., 68 (1) (2) (3)                                    1985

Mr. Clark is a Managing Director of Pryor & Clark Company, an investment holding company, and has served in such capacity since June 1993. He presently serves as a director of Checkpoint Systems, Inc. (manufacturing).

ALBERT R. DOWDEN, 64 (1) (2)                                           2005

Mr. Dowden is the former President and CEO of Volvo Group North America (transportation equipment). He presently serves as a director of AIM Funds (mutual funds), Annuity & Life Re (Holdings) Ltd. (re-insurance), Homeowners of America Holding Corporation (insurance), he is chairman of Cortland Trust (money market fund) and Founder and Managing Director of The Boss Group (private investment and management firm).

--------------------------------------------------------------------------------
(1)  A member of the Audit Committee of the Board of Directors.
(2) A member of the Compensation and Stock Option Committee of the Board of Directors.
(3) A member of the Corporate Governance and Nominating Committee of the Board of Directors.

COMMITTEES

Messrs. Clark, Dowden and Houk currently serve on the Audit Committee of the Board of Directors. The Board of Directors has determined that Messrs. Clark, Dowden and Houk are "audit committee financial experts" as defined under SEC rules. The Board of Directors has also determined that all of the members of the Audit Committee are independent as defined in the listing standards of the National Association of Securities Dealers. The Audit Committee has the responsibility to review the overall control systems of the Corporation, to engage the independent auditors to audit the books and records of the Corporation and to approve the scope of any audit to be conducted, as further described below. Messrs. Angelone, Clark, and Dowden currently serve on the Compensation and Stock Option Committee of the Board of Directors. That
Committee has the authority to set the compensation of officers of the Corporation and to grant restricted stock awards, stock options and stock bonus awards to the employees of the Corporation. The Board of Directors has determined that all members of the Compensation and Stock Option Committee are independent. Messrs. Clark and Houk currently serve as the Corporate Governance and Nominating Committee of the Board of Directors. The Board of Directors has determined that all members of the Governance and Nominating Committee are independent.

On May 27, 2005, the Board of Directors adopted the 2005 Stock Option Plan for Non-Employee Directors ("Directors Plan"), at the Annual Meeting of Stockholders. The purpose of the Directors Plan is to promote the interests of CompuDyne and its stockholders by encouraging Non-Employee Directors of the Corporation to have a direct and personal stake in the performance of the Corporation's Common Stock. The current Directors Plan provides that each Non-Employee Director will receive an option to purchase 10,000 shares of Common Stock as specified by the terms of the Plan, at each Annual Meeting. The maximum number of shares of Common Stock that may be issued or transferred under the Directors Plan upon exercise of options or other rights is 400,000 shares. No options will be granted for attendance or participation in meetings of the Board of Directors or its committees. The directors are reimbursed for reasonable expenses incurred for attending meetings. Employees of the Corporation receive no compensation for service on the Board of Directors.

During 2005, the Board of Directors held four (4) regular and two (2) telephonic meetings. The Audit Committee held twenty-six (26) meetings. The Compensation and Stock Option Committee held one (1) regular meeting and acted by the unanimous written consent of its members on ten (10) occasions. All directors of the Corporation attended at least 75% of the aggregate of the meetings of the Board of Directors and 75% of the committee meetings on which they served. The Corporation encourages all directors to attend each annual meeting of stockholders, and two attended the 2005 annual meeting.

Although the Corporation has not to date developed a formal process by which stockholders may communicate directly with directors, it believes that the informal process, in which any communication sent to the Board either generally or in care of the Chief Executive Officer, Corporate Secretary, or other corporate officer is forwarded to all members of the Board, has served the Board's and the Corporation's stockholders' needs. There is no screening process, and all stockholder communications that are received by officers for the Board's attention are forwarded to the Board. In view of recently adopted SEC disclosure requirements related to this issue, the Governance and Nominating Committee may consider development of more specific procedures. Until any other procedures are developed and posted on the Corporation's corporate website, any communication to the Board should be mailed to the Board, in care of the Corporation's Corporate Secretary, at the Corporation's headquarters in Annapolis, Maryland. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The
Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

OUTSIDE DIRECTORS COMPENSATION

                                                                                          CASH
                                                            Options             --------------------------
                                                       GRANTED ANNUALLY         PER QUARTER       PER YEAR
                                                       ----------------         ------------      --------
Director ( Options granted to all)                          10,000                $  4,000        $ 16,000
Director who is an Audit Committee Member                                         $  6,500        $ 26,000
Director who is an Audit Committee Chairman                                       $  9,000        $ 36,000

In 2003 the Corporation issued 53,000 options to purchase shares of Common Stock to its non-employee directors pursuant to the Directors Plan at exercise prices ranging from $7.01 to $9.585 per share. In 2004 the Corporation issued 60,000 options to purchase shares of Common Stock to its non-employee directors pursuant to the Directors Plan at an exercise price of $10.3250 per share. In 2005 the Corporation issued 60,000 options to purchase shares of Common Stock to its non-employee directors pursuant to the Directors Plan at an exercise price of $6.035 per share.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None






CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The Corporate Governance and Nominating Committee is responsible for implementing and developing policies and procedures relating to corporate governance, including monitoring and review of implementation of the Corporation's Business Ethics Policy. In addition, the Committee develops and reviews background information on potential candidates for the Board and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board's annual review of director independence and the Board's performance self-evaluation. The charter of the Governance and Nominating Committee is available on the Corporate Governance section of CompuDyne's website (www.compudyne.com). On February 13, 2004 the Board established and elected the members of the Corporate Governance and Nominating Committee. All members of the Committee are independent. The Committee held five
(5) meetings during 2005.

Stockholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Corporation's Corporate Secretary at the Corporation's headquarters in Annapolis, Maryland, giving the candidate's name, contact information, biographical data and qualifications. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of the stockholders of the Corporation must follow the procedures described under "Stockholder Proposals for 2007 Annual Meeting" contained herein.

In evaluating and determining whether to recommend a candidate for nomination to a position on the Corporation's Board, the Governance and Nominating Committee will consider the criteria established by the Board and the Governance and Nominating Committee to determine a candidate's suitability for board service, which criteria include high professional ethics and values, relevant experience and a commitment to enhancing stockholder value. In evaluating candidates for nomination, the Governance and Nominating Committee utilizes a variety of methods. The Committee regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Governance and Nominating Committee from current Board members, stockholders, professional search firms, officers or other persons. The Governance and Nominating Committee will review all candidates in the same manner regardless of the source of the recommendation.


BUSINESS ETHICS POLICY

CompuDyne's Business Ethics Policy outlines the code of conduct expected from all CompuDyne employees, directors, and those with whom CompuDyne has a subordinate contractual relationship, including, but not limited to, subcontractors, vendors, sales representatives, consultants, and agents. Every employee and director is asked to read and agree, by signature, to abide by the stipulations of this Policy. Those with whom CompuDyne has a subordinate contractual relationship called "stakeholders" herein are also required to comply with this Policy; stakeholder compliance is the responsibility of the CompuDyne employees who are the point of interface with the stakeholder (such as the project engineer who supervises a subcontractor's performance). Each year, all employees and directors are asked to reaffirm, by signature, their agreement to abide by this Policy. A copy of the Business Ethics Policy is available on the Corporate Governance section of CompuDyne's website (www.compudyne.com).

 EXECUTIVE OFFICERS

The following table sets forth information with respect to each executive officer of the Corporation as of April 1, 2006. Background information on executive officers of the Corporation who are also directors appears on pages 4 and 5 of this proxy statement.

NAME                        AGE        POSITION
----------------            ---        --------
Martin A. Roenigk            63        DIRECTOR, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER:
                                       CompuDyne Corporation
                                       CHAIRMAN: Norment Security Group, Inc., Norshield Corporation, CompuDyne-
                                       Integrated Electronics Division, LLC, Fiber SenSys, LLC, CorrLogic,
                                       LLC, CompuDyne-Public Safety & Justice, Inc., Xanalys Corporation

Philip M. Blackmon           58        EXECUTIVE VICE PRESIDENT: CompuDyne Corporation
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER:  CompuDyne-Integrated Electronics
                                       Division, LLC

Daniel A.  Crawford          59        PRESIDENT AND CHIEF EXECUTIVE OFFICER:  CompuDyne-Public Safety & Justice,
                                       Inc., CorrLogic, LLC

Geoffrey F. Feidelberg       50        DIRECTOR, CHIEF FINANCIAL OFFICER AND TREASURER:  CompuDyne Corporation
                                       TREASURER, VICE PRESIDENT:  CorrLogic, LLC, Fiber SenSys, LLC, Norment Security Group,
                                       Norshield Corporation, CompuDyne-Public Safety & Justice, Inc., Xanalys Corporation
                                       VICE PRESIDENT:  CompuDyne-Integrated Electronics Division, LLC

Gary Mangus                  51        PRESIDENT:  Institutional Security Systems

W. C. Rock                   57        VICE PRESIDENT OF ACCOUNTING, CORPORATE CONTROLLER, CORPORATE SECRETARY:
                                       CompuDyne Corporation
                                       CORPORATE SECRETARY:  CorrLogic, LLC, Fiber SenSys, LLC, Norment Security        Group,
                                       Norshield Corporation, CompuDyne-Public Safety & Justice, Inc., Xanalys Corporation

Bradley Wiggins              47        PRESIDENT:  Attack Protection, Fiber SenSys, LLC

________________________________________________________________________________
Mr. Blackmon is the Executive Vice President of CompuDyne Corporation, a position he has held since January 1995. Mr. Blackmon is the CEO and President of CompuDyne-Integrated Electronics Division, LLC, a position he has held since 1992.

Mr. Crawford is the President and Chief Executive Officer of CompuDyne-Public Safety & Justice, Inc. and CorrLogic, LLC, both subsidiaries of the Corporation. Mr. Crawford was the President and CEO of VisionAIR, Inc. from May 2002 until he joined CompuDyne in October of 2004. From 1999 until 2002 Mr. Crawford held various executive positions at Printrak International.

Mr. Mangus has served as the President of the Corporation's Institutional Security Systems segment since September 2002. From March 1998 to August 2002, Mr. Mangus served as Vice President of Norment Security Group, Inc. Mr. Mangus joined Norment Security Group in January 1986.

Mr. Rock has served as the Vice President of Accounting, Corporate Controller and Secretary since July 2001. Mr. Rock joined the Corporation as the Chief
Financial Officer and Secretary in 1996 upon the acquisition of Shorrock Electronic Systems.

Mr. Wiggins is the President of Attack Protection and Fiber SenSys, LLC, a subsidiary of the Corporation, a position he has held since January 2005. From 2002 until December 2004 Mr. Wiggins pursued personal interests. From 1999 until 2002 Mr. Wiggins was Managing Director Owens Corning (India), Ltd.

 EXECUTIVE COMPENSATION: REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

THE COMMITTEE'S RESPONSIBILITIES: The Compensation and Stock Option Committee of the Board (the "Committee") has the responsibility for setting and administering the policies which govern executive and stock compensation. The Committee is composed entirely of independent directors. Reports of the Committee's actions and decisions are presented to the full Board. The purpose of this report is to summarize the philosophical principles, specific program objectives and other factors considered by the Committee in reaching its determinations regarding the executive compensation of the Named Executive Officers.

COMPENSATION PHILOSOPHY: The Committee has approved principles for the management compensation program which:

o    Encourage strong financial and operational performance of the Corporation;

o Emphasize performance-based compensation, which balances rewards for short-term and long-term results;

o Focus executives on "beating the competition" through regular comparison of CompuDyne performance relative to peer companies;

o Link compensation to the interests of stockholders by providing stock incentives and encouraging share holdings; and

o Provide a competitive level of total compensation necessary to attract and retain talented and experienced executives.

COMPENSATION METHODOLOGY: CompuDyne strives to provide a comprehensive executive compensation program that is competitive and performance-based in order to attract and retain superior executive talent. The Committee from time to time reviews market data and assesses CompuDyne's competitive position for three components of executive compensation: (1) base salary, (2) annual incentives, and (3) long-term incentives. The Corporation utilizes publicly available compensation surveys in the security industry, software industry and general industry publications to assist in bench marking the competitiveness of its compensation programs. Because the Committee believes that the Corporation's direct competition for executive talent is broader than the companies that are included in the Performance Peer Group established for purposes of comparing stockholder returns (see Stock Performance Graph on page 15 for more information), these surveys may include companies in the Performance Peer Group as well as others in the security and software industry and in general industry groupings of comparable size and profitability. The compensation survey data typically reflect adjustments for each company's relative revenue, profitability, asset base, employee population, geographic location and capitalization, along with the scope of managerial responsibility and reporting relationships.

COMPONENTS OF COMPENSATION:

         o BASE SALARY: Annual base salary is designed to compensate executives for their level of responsibility and sustained individual performance. The Committee approves in advance all salary increases for executive officers. The goal is to compensate executives within the upper mid-level of the range of base salaries paid by companies of comparable size in the security and software industry.

         o ANNUAL INCENTIVES: Annual incentive awards for the Named Executive Officers are provided in order to reward the achievement of CompuDyne's business objectives. Each year the Committee considers the Corporation's prior year's performance against objectives, as well as its expectations for CompuDyne in the upcoming year. Bearing in mind these considerations, the Committee and the Corporation set budgets for the coming year, which are an important component of the incentive consideration. Additionally, individual performance goals may be established for each participant. Participants receive no payments unless minimum thresholds of performance are achieved. Payments may range from 0% to 200% of the guideline annual incentive, with payments increasing as performance improves.

         The Committee establishes a fixed percentage of annual salary or a dollar amount as an executive's guideline annual incentive opportunity, based partly on comparative survey data on annual incentives paid in the security industry, software industry, and other companies similar to the executive's business. The guideline amount increases with the level of responsibility of the executive. Annual incentive awards in 2005 were based on meeting objectives for one or more of four principal measurements:

     o Earnings Before Interest and Taxes, but after Cost of Capital at the business unit level;

     o    Earnings Per Share ("EPS") at the corporate level;

     o A setting of objectives for individual senior managers and senior management as a group; and

     o Progress towards meeting strategic and operational goals designed to enhance stockholder value.


         The Bonus column of the Summary Compensation Table on page 11 contains the annual incentive paid, if any, in 2005 for each of the Named Executive Officers.

         o LONG-TERM INCENTIVE COMPENSATION: The Committee reviews and approves all long-term incentive awards. In 2005 these awards were in the form of stock options. These awards provide compensation to executives only if stockholder value increases. In determining the number of stock options awarded, the Committee reviewed surveys of similar awards made to individuals in comparable positions within CompuDyne and at other companies and the executive's past performance. The Committee also considers the number of long-term incentive awards previously granted to the executive. Because CompuDyne generally came in below the lower range of performance targets in 2005, stock options were only awarded in selected situations where segments of units of the Corporation outperformed their performance targets, or for new hires, or for exceptional individual accomplishments.

           o Stock Options: Options have an exercise price equal to the fair market value of Common Stock on the date of grant and typically vest over a period of five years. They expire ten years after the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION: The Committee's directors annually review Mr. Roenigk's performance. The Committee uses this performance evaluation in considering Mr. Roenigk's compensation. The Chief Executive Officer participates in the same programs and receives compensation based on the same factors as the other executive officers. However, Mr. Roenigk's overall compensation reflects a greater degree of policy and decision-making authority and a higher level of responsibility with respect to the strategic direction and financial and operational results of the Corporation. The Chief Executive Officer's compensation components are:

         o BASE SALARY: CompuDyne's results fell below the lower range of performance objectives in 2005, and stockholder value as measured by the stock market decreased. Consequently, there was no salary increase for Mr. Roenigk in 2005.

         o ANNUAL INCENTIVE: Annual incentive compensation for Mr. Roenigk is based upon relative attainment of the annual performance goals for the Corporation, and on Mr. Roenigk's individual objectives as determined by the Committee. The Committee elected not to grant Mr. Roenigk a bonus in 2005.

         o LONG-TERM INCENTIVE AWARD: Mr. Roenigk did not receive any stock option awards in 2005.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993: This Act has had no impact upon CompuDyne's ability to take a tax deduction for annual compensation in excess of $1 million paid to any of the Named Executive Officers since there has been no annual compensation in excess of $1 million. Therefore, the Committee has determined that it is not necessary to seek stockholder approval to amend any current compensation plan at this time to comply with this Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION:  There are none.

Respectfully submitted by the members of the Compensation and Stock Option Committee of the Board of Directors:


         David W. Clark, Jr., Chair
         Ronald J. Angelone
         Albert R. Dowden

          EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT

The table below contains information concerning annual and long term compensation provided to the Chairman of the Board and Chief Executive Officer and the other most highly compensated executive officers, ("Named Executive Officers"):

                                    ANNUAL COMPENSATION    LONG TERM COMPENSATION
                                    -------------------   -------------------------
                                                          RESTRICTED        STOCK         ALL OTHER
NAME AND                                                  SECURITIES      UNDERLYING     COMPENSATION                TOTAL
PRINCIPAL POSITION        YEAR      SALARY ($)  BONUS ($)     ($)           (#) / (%)         (1)                 COMPENSATION
------------------        ----      ----------  ---------  ---------       ----------     ------------            ------------
Martin A. Roenigk         2005       275,000          0       0              0                  22,580              297,580
Chairman, President  &    2004       275,000          0       0              0                  22,610              297,610
CEO                       2003       275,000     75,000       0              0                  22,550              372,550


Geoffrey F.               2005       275,000          0       0              0                  16,668              291,668
Feidelberg
CFO and Treasurer         2004       257,577    100,000       0          10,000/ 1.5%            7,671              365,248
                          2003       201,350     75,000       0                                  8,473              284,823
                                                                         25,000/ 11%


Jon R. Lucynski           2005       277,073     95,644       0              0                  16,454              389,171
Director of Special       2004       300,776          0       0              0                  16,112              316,888
Projects: Norment         2003       271,040     75,000       0              0                  15,680              361,720


Daniel Crawford           2005       300,000     24,658       0              0                  47,778              372,436
CEO, President:           2004        62,500     11,538       0          100,000/15%             7,795               81,833
Public
Safety & Justice, Inc.    2003             0          0       0              0                       0                    0
CorrLogic, LLC


Robert Brown, Jr.         2005       181,000     35,000       0          10,000/3.5%             5,120              221,120
Sr. VP Operations:        2004       181,000     39,325       0           20,000/ 3%             5,125              225,450
Public Safety &Justice    2003       157,300      8,282       0           20,000/9%                  0              165,582


Bradley B. Wiggins        2005       196,154     78,461       0          50,000/17.4%           28,346              302,961
President: Attack         2004             0          0       0              0                       0                    0
Protection, Fiber         2003             0          0       0              0                       0                    0
SenSys

(1) Includes matching contributions made by CompuDyne in CompuDyne's 401(k) Retirement Savings Plan; may also include matching contributions made by CompuDyne in the Employee Stock Purchase Plan, car allowances or personal use of a company car, medical, dental and taxable life insurance, relocation expenses, housing allowance.

                            OPTION/SAR GRANTS IN 2005
                            -------------------------
                             Number of     % Of Total                                         Potential Realizable Value at
                            Securities     Options/SARS                                       Assumed Annual Rates of Stock
                            Underlying     Granted to                                               Price Appreciation
                           Options/SARS    Employees in      Exercise Price     Expiration    -------------------------------
          Name              Granted (#)    Fiscal Year          ($/Share)          Date                 5% $        10% $
-----------------------------------------------------------------------------------------------------------------------------
Martin A. Roenigk                  0                  0                  0                 0               0               0

Geoffrey F. Feidelberg             0                  0                  0                 0               0               0

Jon R. Lucynski                    0                  0                  0                 0               0               0

Daniel Crawford                    0                  0                  0                 0               0               0

Bradley B. Wiggins            50,000              17.42             7.1250        01/09/2015         223,966         567,529

Robert Brown, Jr.             10,000               3.48             6.2500        02/18/2015          39,292          99,566
----------------------------------------------------------------------------------------------------------------------------

       AGGREGATED OPTION EXERCISES IN 2005 AND 2005 YEAR-END OPTION VALUES
       -------------------------------------------------------------------

                                                            NUMBER OF SECURITIES
                                (#) SHARES                 UNDERLYING UNEXERCISED                 VALUE OF UNEXERCISED
                                 ACQUIRED                       OPTIONS/SARS                  IN-THE-MONEY OPTIONS/SARS
                                    ON        ($) VALUE       AT END OF 2005(#)                   AT END OF 2005($)
NAME                             EXERCISE      REALIZED   EXERCISABLE   UNEXERCISABLE         EXERCISABLE        UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------------
Martin A. Roenigk                    0             0              0                0                  0                  0

Geoffrey F. Feidelberg               0             0        120,000           40,000                  0                  0

Jon R. Lucynski                      0             0         54,000                0                  0                  0

Daniel Crawford                      0             0         20,000           80,000                  0                  0

Bradley B. Wiggins                   0             0              0           50,000                  0                  0

Robert Brown, Jr.                    0             0         32,000           22,000                  0                  0
---------------------------------------------------------------------------------------------------------------------------


Information as of December 31, 2005 regarding equity compensation plans approved and not approved by stockholders is summarized in the following table:

                            EQUITY COMPENSATION TABLE
                            -------------------------

                                                           Number of
                                                        securities to be                           Number of securities
                                                        issued upon the                          remaining available for
                                                          exercise of        Weighted-average     future issuance under
                                                          outstanding       exercise price of      equity compensation
                                                       options, warrants       outstanding           plans (excluding
                                                           and rights       options, warrants    securities reflected in
                                                                                and rights              column a)
Plan Category                                                 (a)                  (b)                     (c)
--------------------------------------------------------------------------------------------------------------------------
EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS
------------------------------------------------------------

Employee Plan
2005                                                               75,000                 $6.00                 3,925,000
1996                                                            1,072,622                 $8.95                         0
Non-Employee Directors Plan
2005                                                                    0                    $0                   400,000
1996                                                              193,100                 $8.56                         0
Other                                                              38,000                 $8.80                         0

EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS
----------------------------------------------------------
None                                                                    0                     0                         0
--------------------------------------------------------------------------------------------------------------------------
Total                                                           1,378,722                 $8.73                 4,325,000

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

TRANSITION AGREEMENT WITH JON R. LUCYNSKI

 On January 21, 2005, CompuDyne Corporation entered into a Transition Agreement with Jon Lucynski and Norment Security Group, Inc. The Transition Agreement provides that Mr. Lucynski shall be employed by Norment until February 1, 2007 as the Director of Special Projects of Norment. Mr. Lucynski shall also be entitled to receive certain incentive compensation and other benefits during the term of his employment as described in the Transition Agreement. The following is Mr. Lucynski's schedule and rate of pay:


                                    WORK                     RATE OF PAY
      First three months        Full time               Current base salary
      Next six months           33 hours/week           $21,242.75 per month
      Next fifteen months       10-12 hours/week        $10,621.42 per month



Excess hours will be compensated at $150 per hour or $1,500 per full day out of town. Mr. Lucynski will also be entitled to incentive compensation. The agreement also provides for confidentiality, non-compete, non-solicitation and non-disparagement covenants for three years following termination. On February 1, 2006 The Compensation and Stock Option Committee approved the following changes to Mr. Lucynski's Transition Agreement.


                                    WORK                        RATE OF PAY
      First fourteen months    33 hours/week               $21,242.75 per month
      Next month               0 hours/ week               $10,621.42 per month
      Next three months        32.5 to 39 hours/ week       $10,621.42 per month
      Next six months          0 hours/ week               $10,621.42 per month




EMPLOYMENT AGREEMENT WITH DANIEL A. CRAWFORD

On October 18, 2004 CompuDyne Corporation entered into an Employment Agreement with Daniel A. Crawford. The term of the agreement expires on December 31, 2006. During the term Mr. Crawford will serve as a Chief Executive Officer and President of the Public Safety & Justice segment and receive a base salary of $300,000 per year. In addition Mr. Crawford shall be entitled to receive certain incentive compensation and other benefits during the term of his employment as described in the Employment Agreement Mr. Crawford was also granted 100,000 stock options at the inception of his employment that will vest ratably over five (5) years. The agreement also provides for confidentiality, non-compete, non-solicitation and non-disparagement covenants extending until one year following termination. Mr. Crawford received an increase in his base salary on March 1, 2006 to $315,000 per year.

COMPUDYNE CORPORATION RETENTION PLAN FOR SELECTED EMPLOYEES

On June 28, 2005, CompuDyne Corporation (the "Company") entered into the CompuDyne Corporation Retention Plan for Selected Employees (the "Plan"). The Plan was established to provide retention benefits to certain eligible employees of the Company and its subsidiaries who remain employed at the time of a Change of Control (as defined in the Plan) or who have been subject to an Involuntary Termination (as defined in the Plan) within the three month period preceding a Change of Control (in each case, a "Triggering Event").

Upon the occurrence of a Triggering Event, the Chief Executive Officer of the Company and other senior executives of the Company and its subsidiaries designated in the Plan as "Schedule A Managers" shall receive the following benefits:

All outstanding Company stock options held by the Schedule A Manager shall become fully vested and exercisable to the extent permissible (an equivalent benefit may be paid in lieu of acceleration); and

     o The Schedule A Manager shall receive a payment or payments equivalent to twelve months of his or her annual salary in effect as of the date of the Change of Control (or as of the date of his or her Involuntary Termination, if earlier).

Upon the occurrence of a Triggering Event, certain managers reporting to Schedule A Managers and other executives and managers of the Company and its subsidiaries designated in the Plan as "Schedule B Managers" shall receive the following benefits:

     o All outstanding Company stock options held by the Schedule B Manager shall become fully vested and exercisable to the extent permissible (an equivalent benefit may be paid in lieu of acceleration); and

     o The Schedule B Manager shall receive a payment or payments equivalent to up to six months of his or her annual salary in effect as of the date of the Change of Control (or as of the date of his or her Involuntary Termination, if earlier) to be fixed within the later of 30 days of the date of the Plan or 30 days after such Schedule B Manager's date of hire.

The Plan automatically terminates on the later of the date that all benefits have been paid under the Plan in connection with any Change of Control or the second anniversary of the effective date of the Plan.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
       AMONG COMPUDYNE CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX,
                     THE RUSSELL 2000 INDEX AND A PEER GROUP

                                12/00   12/01  12/02   12/03   12/04   12/05
COMPUDYNE CORPORATION          100.00  250.00  89.86  145.60  106.57   88.86
NASDAQ STOCK MARKET (U.S.)     100.00   79.57  56.48   84.08   91.61   93.72
RUSSELL 2000                   100.00  102.49  81.49  120.00  142.00  148.46
PEER GROUP                     100.00  154.78  76.86  130.30  227.24  199.33

    * $100 invested on 12/31/00 in stock or index-including reinvestment of dividends.
                         Fiscal year ending December 31.



CompuDyne's Performance Peer Group is composed of two security companies of various sizes and represents its competitors.


CompuDyne's Peer Group is:

 1. Armor Holdings (AH)
 2. Magal Security Systems (MAGS)

                       SECURITIES OWNERSHIP OF MANAGEMENT

As of March 22, 2006 there were 8,119,404 shares of CompuDyne Common Stock issued and outstanding. The following table sets forth, the amount and nature of the beneficial ownership of CompuDyne Common Stock by all directors, nominees for election as directors, executive officers named in the tables under the caption "Executive Compensation," and all directors and executive officers as a group. The content of this table is based upon information supplied by the Company's executive officers, directors and nominees for election as directors, and represents the Company's understanding of circumstances in existence as of March 31, 2006.


                                                                                                        PERCENT OF
                                                                         AMOUNT AND NATURE OF          CLASS OWNED
 TITLE OF CLASS          NAME AND ADDRESS (1)                          BENEFICIAL OWNERSHIP (2)     (*/ LESS THAN 1%)
-------------------------------------------------------------------- --------------------------- ----------------------
    Common Stock      Martin A. Roenigk                                               1,497,612          18.44

    Common Stock      Ron Angelone (3)                                                    5,000            *

    Common Stock      Philip M. Blackmon (3)                                             55,818            *

    Common Stock      Robert Brown, Jr.  (3)                                             36,000            *

    Common Stock      David W. Clark, Jr. (3) (4)                                        48,515            *

    Common Stock      Daniel Crawford (3)                                                20,000            *

    Common Stock      Albert R. Dowden                                                        0            *

    Common Stock      Geoffrey F. Feidelberg (3)                                        124,668          1.51

    Common Stock      John H. Gutfreund                                                       0            *

    Common Stock      Wade B. Houk (3) (5)                                               12,320            *

    Common Stock      Gary Mangus  (3)                                                   17,101            *

    Common Stock      John Michael McConnell                                                  0            *

    Common Stock      William C. Rock  (3)                                               35,593            *

    Common Stock      Bradley Wiggins (3)                                                10,000            *

    Common Stock      All Directors and Officers as a Group
                       (14 persons)                                                   1,862,627          22.22
--------------------- ---------------------------------------------- --------------------------- ----------------------

(1) The  address  of  each  person  listed  in the  table  above  is,  CompuDyne
    Corporation, 2530 Riva Road, Suite 201, Annapolis, MD 21401, unless otherwise listed.

(2) For  purposes  of  the  table,   shares  of  Common  Stock  are   considered
    beneficially owned by a person if such person has or shares voting or investment power with respect to such stock. Also included, in some cases, is stock with respect to which a person has the right to acquire beneficial ownership within 60 days and stock beneficially held by spouses or minor children, as to which beneficial ownership is disclaimed.

(3) Includes options exercisable within 60 days: Ron Angelone 5,000 shares, Philip M. Blackmon, 10,000 shares, Robert Brown, Jr. 36,000 shares, David W. Clark, 17,550 shares, Dan Crawford 20,000 shares, Geoffrey F. Feidelberg, 120,000 shares, Wade B. Houk, 11,500 shares, Gary Mangus 13,500 shares, William C. Rock, 18,400 shares, Bradley Wiggins 10,000 shares.

(4) Includes ownership of the Corporation's 6.25% Convertible Subordinated Notes Due 2011 into 10,799 shares of Common Stock at a conversion price of $13.89 per share.

(5) Includes ownership of the Corporation's 6.25% Convertible Subordinated Notes Due 2011 into 720 shares of Common Stock at a conversion price of $13.89 per share.

                SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table contains information with respect to ownership of the Company's common stock by persons or entities that are beneficial owners of more than five percent of the Company's voting securities. The information contained in this table is based on information contained in Schedule 13G furnished to the Company.

                                                                         AMOUNT AND NATURE OF           PERCENT OF
 TITLE OF CLASS          NAME AND ADDRESS                                BENEFICIAL OWNERSHIP          CLASS OWNED
-----------------------------------------------------------------------------------------------------------------------
    Common Stock      Prescott Group Capital Management LLC (1)                       904,018          11.13
                      1924 South Utica Ave., Suite 1120
                      Tulsa, OK 74104-6527

    Common Stock      Heartland Advisors, Inc. (1)                                    666,600          8.21
                      789 North Water Street
                      Milwaukee, WI 53202

(1) Ownership as of December 31, 2005 as stated in amended Schedule 13G's filed by the beneficial owner with the Securities and Exchange Commission.


REPORT OF AUDIT COMMITTEE AND FEES OF INDEPENDENT AUDITORS

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other CompuDyne filing under the Securities Act of 1933 or the Securities
Exchange Act of 1934, except to the extent the Corporation specifically incorporates this Report by reference therein.

The charter of the Audit Committee of the Board, as revised in April 2004, specifies that the purpose of the Committee is to assist the Board in its oversight of:

     o The integrity of CompuDyne's financial statements and financial reporting processes;

     o    The  adequacy  of  CompuDyne's  system  of  internal   accounting  and
          financial controls;

     o CompuDyne's compliance with ethics policies and applicable legal and regulatory requirements;

     o    The  qualifications   and  independence  of  CompuDyne's   independent
          auditors; and

     o The performance of CompuDyne's independent auditors and of CompuDyne's internal audit function.

The full text of the Committee's revised charter is available on the Corporate Governance section of CompuDyne's website (www.compudyne.com).

In carrying out these responsibilities, the Audit Committee, among other things:

     o Monitors preparation of quarterly and annual financial reports by CompuDyne's management;

     o Supervises the relationship between CompuDyne and its independent auditors, including: having sole responsibility for the appointment, compensation, retention and oversight of the independent auditors; reviewing the scope of their audit services; and approving all non-audit services; and

     o Oversees management's implementation and maintenance of effective systems of internal and disclosure controls, including review of CompuDyne's policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of CompuDyne's internal auditing program.

The Committee met twenty six (26) times during 2005. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee's meetings include, whenever appropriate, executive sessions with CompuDyne's independent auditors and with CompuDyne's internal auditors, in each case without the presence of CompuDyne's management.

As part of its oversight of CompuDyne's financial statements, the Committee reviews and discusses with both management and CompuDyne's independent auditors all annual and quarterly financial statements prior to their issuance. During 2005, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of and the clarity of disclosures in the financial statements. The Committee also discussed with Aronson & Company ("Aronson") matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Aronson to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of CompuDyne's internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of CompuDyne's internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all of these reviews and discussions into account, the undersigned Committee members recommended to the Board that the Board approve the inclusion of CompuDyne's audited financial statements in CompuDyne's Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Wade B. Houk, Chair
David W. Clark, Jr.
Albert R. Dowden
-----------------

FEES TO INDEPENDENT AUDITORS FOR 2004 AND 2005

In 2005, the Audit Committee of the Board of Directors reviewed the Company's independent auditors as part of its ongoing efforts to reduce operating costs and expenses. As a result, on October 7, 2005, the Audit Committee voted to replace PricewaterhouseCoopers ("PWC") with Aronson as the Company's independent registered public accounting firm, effective immediately. The Company's Audit Committee selected Aronson based, among other things, on the fee estimates provided by Aronson. The Company expects to lower its audit costs as a result of the change in accounting firms.


PWC's audit report on the consolidated financial statements of the Company and subsidiaries for the fiscal year ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During 2004 and through the date of the Audit Committee's action, there were no disagreements between the Company and PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the matter in its audit report. In the Company's 2004 Form 10-K/A filed on June 27, 2005, PWC's report on the Company's internal controls over financial reporting agreed with managements' assessment that the Company did not maintain effective control over financial reporting as of December 31, 2004.

Aronson's audit report on the consolidated financial statements of the Company and subsidiaries for the fiscal year ended December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During 2005 there were no disagreements between the Company and Aronson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Aronson, would have caused Aronson to make reference to the matter in its audit report.


During the Company's two most recent fiscal years and through the date of Aronson's engagement, neither the Company nor anyone on behalf of the Company consulted with Aronson in any matter regarding either (A) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither was a written report nor oral advice provided to the Company by Aronson that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (B) any matter that was the subject of either a disagreement or a reportable event, as each are defined in Items 304(a)(1)(iv) and (v) of SEC Regulation S-K, respectively.


Representatives of Aronson are not expected to be present at the Annual Meeting of Stockholders.


The fees billed by Aronson, the Company's principal accountant for the 2005 year-end audit, and the fees billed by PWC, the principal accountant for 2004 and up to October, 2005, for each of the last two fiscal years are set out below:


                                                             Aronson                        PWC
    (Dollars in thousands)                                2005         2004            2005     2004*
    ----------------------------------------------- ------------ ------------ --------------- ------------
    Audit Fees                                            $ 308        $   -           $  75    $ 2,509
    Audit-Related Fees                                       23            -               -         39
    Tax Fees                                                  -            -               -          2(a)
    All Other Fees                                            -            -               -          -
                                                    ------------ ------------   ------------  ---------
                                                              -            -               -          -
                                                              -            -                  ---------
    Totals                                                $ 331        $   -           $  75    $ 2,550
    ----------------------------------------------- ------------ ------------ --------------- ------------
    *reclassified to conform to 2005 presentation
    (a)Principally tax consulting services

All audit related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Aronson and PWC was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's Outside Auditor Independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and executive officers, and persons who own more than 10% of the Corporation's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation on Forms 3, 4 and 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Corporation with copies of all Forms 3, 4, and 5 they file.

Based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 2005, the Corporation believes all
Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with.

                                  OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the meeting, and does not know of any other matter, which anyone else proposes to present for action at the meeting. However, if any other matters properly come before such meeting, or any adjournment thereof, the persons named in the accompanying form of proxy or their duly constituted substitutes acting at the meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.


                  STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Stockholder proposals for the 2007 Annual Meeting of Stockholders must be received at the principal executive offices of the Corporation, 2530 Riva Road, Suite 201, Annapolis, Maryland 21401, no later than December 18, 2006 for inclusion in the 2007 proxy statement.

In order to nominate persons for election to the Corporation's Board of Directors at the 2007 Annual Meeting of Stockholders, or to bring other business constituting a proper matter for stockholder action under applicable law before the 2007 Annual Meeting of Stockholders, a stockholder must deliver written notice to the Secretary of the Corporation at the principal executive offices of the Corporation on or before February 24, 2007.

Stockholders are requested by the Board of Directors to execute and deliver the enclosed proxy.